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                                                                   Exhibit 10.35

                                 PENTECOST PLAZA
                               AGREEMENT OF LEASE

     THIS LEASE made this 29th day of April, 2005, by and between

Landlord:

            Joe D. Pentecost Trust
            1651 W. Lake Lansing Avenue, Suite #200
            East Lansing, Michigan 48823
            (517)336-5000 fax(517) 336-5882

and Tenant:

            Mercantile Bank of West Michigan
            5650 Byron Center Avenue, SW
            Wyoming, MI 49519
            (616) 406-3780 fax(616) 406-3737

ARTICLE 1. NONSTANDARD PROVISIONS

The following entries constitute the nonstandard provisions of the Lease and referred to elsewhere herein:

(a) Premises: 1651 W. Lake Lansing Road, Suite #300, East Lansing, MI 48823

(b) Leased Premises: A portion of the first floor of the Premises consisting of approximately 7714 sq ft as described in Exhibit A. Tenant's pro-rata share of the Premises is 66.95% ("Tenant's Pro-Rata Share")

(c) The term of this Lease shall be 24 months and shall commence on the 15th day of June 2005, and end on the 15th day of June 2007.

(d) Monthly Rental is due on the 1st day of each month in advance in the amount of Nine Thousand Three Hundred and Twenty One Dollars and xx/100 ($9321.00). Rent for said term is the sum of Two Hundred Twenty Three Thousand Seven Hundred Four Dollars and xx/100 ($223,704.00). In addition to the monthly rental, upon execution of this Lease, Tenant shall pay to Landlord a one time fee of $15,000 (which fee will not be payable upon any extension of this Lease as described below).

(e) Use of premises by Tenant: OFFICE AND BANK BRANCH

(f) Security Deposit: Five Thousand Dollars and xx/100 ($5000.00)

(g) This Lease, together with Exhibits A (Site Plan and legal description), B (Rules and Regulations), C (Signage), and D (floor plan) referred to herein, embodies the entire agreement between the parties.

(h) Tenant shall have the option to extend the term of this lease for Two (2) additional Three (3) year periods by providing written notice via certified mail, return receipt requested to Landlord of the exercise of each such option not less than six (6) months prior to the expiration of the current or extended term of this Lease. Each extension shall be upon the same terms and conditions as this lease; provided that the


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monthly rental for the first option term shall be $9,881 and the monthly rental for the second option term shall be $10,474.

(i) The provisions of this section (i) shall govern notwithstanding anything to the contrary contained in this Lease. The Landlord shall not have access to the Premises unless supervised by representatives of Tenant, except in case of emergency to save property or life or Tenant unreasonably fails to provide supervision (after reasonable notice) for any access granted to Landlord under the terms hereof. Landlord shall have no access to Tenant's Confidential Information (as defined below). In the event Landlord obtains any Confidential Information, all such Confidential Information shall be immediately returned to Tenant and held in confidence by Landlord to the same extent and using at least the same degree of care as Landlord uses to protect its own confidential or proprietary information, but in no event less than reasonable care. Landlord shall not disclose, publish, release, transfer or otherwise make available Confidential Information in any form to, or for the use or benefit of, any other person or entity. "Confidential Information" shall mean all confidential or proprietary information of Tenant, including trade secrets and documentation, and all "nonpublic personal information" as such term is defined under Title V of the Gramm-Leach-Bliley Act of 1999 (Public Law 106-102, 113 Stat. 1138), as it may be amended from time to time, the regulations promulgated thereunder or other applicable law.

(j) Notwithstanding anything in this Lease to the contrary, Landlord covenants and agrees that during the term of this Lease and any extension: (i) no part of the Premises occupied by any other person shall be used as a site for the operation of a bank, mortgage company, or other financial institution and (ii) no banking, mortgage, or other financial services shall be provided from any part of the Premises not occupied by Tenant including, without limitation, the providing of services through automated teller machine(s) or cash dissemination machine(s); provided, however, the following activities and operations shall be permitted: stockbroker, brokerage houses, insurance agency, financial planner, investment advisor, realtor or law practice (the "Restrictive Covenant"). In the event of a violation or breach of the Restrictive Covenant, Tenant, shall have the right to proceed at law or in equity to compel compliance with the Restrictive Covenant or to prevent its violation or breach and the fee title owner of the Premises at the time of such violation/breach shall reimburse Tenant for all costs, including reasonable attorneys fees, incurred in enforcing the Restrictive Covenant. No failure of Tenant to enforce its rights hereunder shall be construed to constitute a waiver thereof.

ARTICLE 2. PREMISES

     Landlord, in consideration of the rent to be paid and the covenants to be performed by Tenant, does hereby demise and lease unto Tenant and Tenant hereby rents from Landlord, those certain premises, which is shown and legally described on the site plan marked Exhibit A attached hereto and made a part hereof, such leased premises being cross-hatched on Exhibit D (floor plan). The leased premises extend to the exterior face of the exterior walls and the centerline of the demising walls separating the leased premises from the premises of other tenants.

     Tenant has examined the leased premises and knowingly accepts the present condition of same, and acknowledges that such condition is satisfactory for its purposes.

ARTICLE 3. TERM

     The term of the Lease shall be as set forth in Article 1(c).

ARTICLE 4. RENT

     Tenant shall pay the Landlord the monthly rental which is set forth in Article l(d) in advance on the first day of each calendar month during said term, made payable and addressed to Landlord as set forth on page 1 of this Lease, or such other place as Landlord may from time to time designate in writing. The


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installment of rent payable for any portion, less than all, of a calendar month shall be a pro-rata portion of the installment payable for a full calendar month.

ARTICLE 5. REAL ESTATE AND PERSONAL PROPERTY TAXES

     Tenant shall annually pay (within 30 days after invoice) Tenant's Pro-Rata Share (as set forth in section l(b) above) of real estate taxes and assessments assessed against the Premises prorated to cover the term of this Lease. Tenant to pay all personal property taxes on fixtures, equipment, inventory, etc. owned or leased by tenant.

ARTICLE 6. USE OF PREMISES AND OPERATION OF BUSINESS

     Tenant agrees that the leased premises shall be used and occupied by Tenant or anyone claiming under Tenant only for the purpose specified as the use thereof in Section l(e) and for no other purpose or purposes without the prior written consent of Landlord.

     Tenant agrees to comply promptly with all laws, ordinances, orders, and regulations affecting the leased premises and the cleanliness, safety, operation, and use thereof. Tenant also agrees to comply with the reasonable recommendations of an insurance company, inspection bureau or similar agency selected by Landlord with respect to the leased premises.

Tenant agrees not to:

(A) Permit any unlawful or immoral practice to be carried on or committed on the leased premises.

(B) Make any use of or allow the leased premises to be used in any manner or for any purpose that might invalidate or increase the rate of Landlord's insurance thereof, except that Tenant may use the Premises for the purposes described in section 1(e).

(C) Keep or use or permit to be kept or used on said leased premises any inflammable fluids or explosives without in each instance obtaining the prior written approval of Landlord.

(D) No waste, nuisance, or damage shall be committed upon or to the demised premises.

ARTICLE 7. COMMON AREAS

     Landlord agrees to cause to be operated, managed, and maintained in good and clean working order during the term of this Lease all common areas, parking areas, roads, sidewalks, landscaping, drainage, and common area lighting facilities related to the Premises.

     The manner in which such areas and facilities shall be maintained and operated and the expenditures therefor by Landlord shall be commercially reasonable and the use of such areas and facilities shall be subject to such reasonable regulations as Landlord shall make from time to time. Tenant shall pay Tenant's Pro-Rata Share (as set forth in section l(b) above) of all common area expenses.

     Landlord hereby grants to Tenant and Tenant's customers and invitees the right to use, subject to the conditions hereinafter stated, the common areas in the Premises. The use of the common areas by Tenant and Tenant's customers and invitees shall be subject to the rights of Landlord under the terms of this Lease and shall be used by Tenant, its agents, employees, customers, and invitees in common with agents, employees, customers, and invitees of Landlord, the other owners, occupants, and tenants from time to time in the Premises. Tenant shall make no use of the common areas which shall interfere in any way with the use of the common areas by others or with the business of any other Tenant or with the Landlord. The use of all common areas shall be subject to the rules and regulations from time to time approved by Landlord.

ARTICLE 8. ALTERATIONS BY TENANT

     Tenant shall not make or cause to be made any alterations, additions, or improvements to the leased premises or install or cause to be installed any exterior signs, floor covering, interior or exterior lighting, plumbing fixtures, shades, canopies or awnings, or make any changes to the leased premises


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without the prior written approval of Landlord, which approval shall not be unreasonably withheld. Tenant shall present to the Landlord plans and specifications for such work at the time approval is sought.

     All alterations, decorations, additions, and improvements made by Tenant shall be deemed to have been attached to the leasehold and to have become the property of Landlord upon such attachment and upon expiration of this Lease or any renewal term thereof. The Tenant shall not remove any of such alterations, decorations, additions, and improvements except trade fixtures installed by Tenant (including safes, surveillance equipment and similar fixtures) and personal property of Tenant (hereinafter referred to as "Tenant's Property"). Landlord, at the expiration of the term, may elect to require Tenant to remove all or any part of Tenant's Property and/or the alterations made by Tenant, and, in such event, such removal shall be done at Tenant's cost and expense, and Tenant shall, at its cost and expense, repair any damage to the leased premises or the building caused by such removal, provided that Landlord may remove such Tenants Property and/or alterations, and Tenant shall pay to Landlord, Landlord's cost of removal within ten (10) days after the receipt of a bill therefor. In the event Landlord does not so elect and Tenant vacates the leased premises without so removing Tenant's Property, such Tenant's Property and/or alterations, shall become Landlord's property.

ARTICLE 9. ALTERATIONS BY LANDLORD

     Landlord reserves the right at any time to make alterations, modifications, reductions, expansions, or additions to, any portion of the Premises (other than the leased premises), provided that such actions do not interfere with Tenant's business or impair the value of the leased premises.

ARTICLE 10. MAINTENANCE OF PREMISES

     Landlord shall, at its expense, keep, maintain and repair the Premises (other than interior leased premises), including all mechanical systems, structural components and roof, in good working order and repair at all times and shall make all necessary replacements of such systems, components and roof. Lessee is responsible for nonstructural repairs and maintenance replacements on Lessee's premises. Tenant shall replace all light bulbs and janitorial supplies in the leased premises.

     Tenant shall keep and maintain the interior leased premises in a clean, sanitary, and safe condition in accordance with the laws of the State of Michigan and in accordance with all directions, rules, and regulations of the health officer, fire marshal, building inspector, or other proper officials of the governmental agencies having jurisdiction, at the sole cost and expense of Tenant, and Tenant shall comply with all requirements of law, ordinance and otherwise, affecting said interior leased premises. If Tenant refuses or neglects to commence and to complete repairs promptly and adequately, Landlord may, but shall not be required to do so, make and complete said repairs, and Tenant shall pay the cost thereof to Landlord upon demand. At the time of the expiration of the tenancy created herein, Tenant shall surrender the leased premises in good condition, reasonable wear and tear, loss by fire or other unavoidable casualty excepted.

ARTICLE 11. INSURANCE AND INDEMNITY

     Tenant shall, during the entire term hereof, keep in full force and effect a policy of public liability and property damage insurance with respect to the leased premises and the business operated by Tenant and any subtenants of Tenant in the leased premises, in which the limits of public liability shall not be less than Two Million ($2,000,000) Dollars per person per accident and in which the limit of property damage liability shall not be less than Five Hundred Thousand ($500,000) Dollars. Such insurance may be furnished by Tenant under any blanket policy carried by it or under a separate policy therefor.

     Landlord agrees, during the term hereof, to carry insurance against fire, vandalism, malicious mischief, and such other perils as are from time to time included in a standard extended coverage endorsement and, at Landlord's option, special extended coverage endorsements insuring the improvements to the Premises in an amount determined solely by Landlord but not less than One Hundred (100%) Percent of the full replacement cost, if available. Tenant will pay Tenant's Pro-Rata Share (as set forth in section


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or responsibility for any direct or consequential loss, injury, or damage to the premises or its contents, caused by fire or any other casualty, during the term of this Lease, even if such fire or other casualty may have been caused by the negligence (but not willful act) of the other party or one for whom such party may be responsible. Inasmuch as the above mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto agrees, if required by said policies, to give to each insurance company which has issued to it fire and other property insurance, written notice of the terms of said mutual waivers and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers.

ARTICLE 12. UTILITIES

     Tenant will be responsible for Tenant's Pro-Rata Share (as set forth in section l(b) above) of all charges for water, sewer, and trash removal, furnished to the Premises. Tenant shall be responsible for all charges for electricity, gas, telephone and janitorial services provided directly to (or metered to) the leased premises.

ARTICLE 13. ATTORNMENT AND SUBORDINATION

     At any time and from time to time, Tenant agrees, within ten (10) days after request in writing from Landlord, to execute and deliver to Landlord, for the benefit of such persons as Landlord names in such request, a statement in writing and in form and substance satisfactory to Landlord certifying to the following information as Landlord shall request:

(A) This Lease constitutes the entire agreement between Landlord and Tenant and is unmodified and that this lease is in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications);

(B) The amount of and dates to which the rent and other charges hereunder have been paid and the amount of any security deposited with Landlord;

(C) The leased premises have been renovated on or before the date of such letter and that all conditions precedent to the Lease taking effect have been carried out;

(D) The tenant has accepted possession, that the lease term has commenced, that Tenant is occupying the leased premises and that Tenant knows of no default under the Lease by the Landlord, and that there are no defaults or offsets which Tenant has against enforcement of this Lease by Landlord (or, if in default, the nature thereof in detail);

(E) The actual Commencement Date of the Lease and Expiration Date of the Lease; and,

(F) The Tenant's business located in the leased premises is open and operating, provided all of the foregoing facts are true and ascertainable.

ARTICLE 14. OWNERSHIP, ASSIGNMENT, AND SUBLETTING

     Tenant shall not transfer, assign, sublet, mortgage, enter into a license or concession agreement or hypothecate this Lease or Tenant's interest in and to the leased premises, or permit any transfer of Tenant's interest created hereby or allow any liens upon Tenant's interest by operation of law, or permit the use or occupancy of the leased premises or any part thereof by anyone other than Tenant without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld.

ARTICLE 16. EMINENT DOMAIN

     If the whole of the leased premises shall be taken by any public authority under the power of eminent domain, then the term of this Lease shall cease as of the day possession shall be taken by such public authority, and the rent shall be paid up to that day with a proportionate refund by Landlord of such rent as may have been paid in advance for a period subsequent to the date of the taking.


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     If only a part of the leased premises shall be taken by any public authority under the power of eminent domain, then either Landlord or Tenant shall have the right to terminate this Lease and declare the same null and void by written notice of such intention to the other party within ten (10) days after such taking. In the event neither party exercises said right of termination, this Lease term shall cease only on the part so taken as of the day possession shall be taken by such public authority and Tenant shall pay rent up to that day, with appropriate refund by Landlord of such rent as may have been paid in advance for a period subsequent to the date of the taking, and thereafter all the terms herein provided shall continue in effect, except that the fixed monthly rental shall be reduced in proportion to the amount of the leased premises taken and Landlord shall at its own cost and expense make all the necessary repairs or alterations to the basic building as originally installed by Landlord so as to constitute the remaining leased premises a complete architectural unit.

     All damages awarded for such taking under the power of eminent domain, whether for the whole or a part of the leased premises, shall belong to and be the property of Landlord, whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the premises; provided, however, that Landlord shall not be entitled to the award made for depreciation to, and cost of removal of, Tenant's stock and fixtures.

ARTICLE 17. DEFAULT OF TENANT

     In the event of any failure of Tenant to pay any rental or other charges due hereunder on the day the same shall be due, or any failure to perform any other of the terms, conditions, or covenants of this Lease to be observed or performed by Tenant for more than ten (10) days after written notice of such default shall have been mailed to Tenant, or if Tenant shall abandon said premises or permit this Lease to be taken under any writ of execution, then the Landlord, besides other rights or remedies it may have, shall have the right to declare this Lease terminated and the term ended and/or shall have the immediate right of re-entry and may remove all persons and property from the leased premises, and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, without evidence of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby.

     Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time, without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the premises, and relet said premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable.

     Upon each such reletting, all rentals and other sums received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including reasonable brokerage fees and attorneys' fees and of costs of such alterations and repairs and costs of moving other tenants in the Premises in order to relet the leased premises, such as repairs and alterations to other portions of the Premises or reduced rental to other tenants; third, to the payment of rent and other charges due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals and other sums received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall in no event be entitled to any rent collected as payable under any reletting, whether or not such rent shall exceed the rent reserved in this Lease. No such re-entry or taking possession of said premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time hereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur


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by reason of such breach, including the cost of recovering the leased premises, reasonable attorneys' fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the leased premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord.

     Abandonment of the leasehold shall not terminate tenant's obligations hereunder. In the event tenant seeks relief pursuant to 11 USC of the United States Bankruptcy Code, the parties hereto agree that any relief approved by the court thereunder after Motion of the Debtor will only be effective as of the date of the Hearing on such Motion, or such later date as the court may designate. Landlord shall be entitled to immediate administrative payment of all amounts due under the lease from the date of filing any Petition in Bankruptcy, until said relief may be granted by the court.

     In case suit shall be brought for recovery of possession of the leased premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of Tenant to be kept performed, and a breach shall be established, Tenant shall pay to Landlord all expenses incurred therefor, including reasonable attorneys' fees.

     If any amount due from Tenant is not received by Landlord within five (5) days of when due, Tenant shall pay to the Landlord an additional sum equal to five (5%) percent of such overdue amount as a late charge. Payment of any such late charge shall not excuse or cure any default or prevent Landlord from exercising any of its other rights and remedies.

ARTICLE 18. ACCESS BY LANDLORD

     Landlord or Landlord's agent shall have the right to enter the leased premises at all reasonable times to examine the same and to show them to prospective purchasers or mortgagees of the building and to make such repairs, alterations, improvements, or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon said premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no way abate while said repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. During the six (6) months prior to the expiration of the term of this Lease or any renewal term, Landlord may exhibit the premises to prospective tenants and place upon the premises the usual notices "To Let" or "For Rent", which notices Tenant shall permit to remain thereon without molestation.

ARTICLE 19. TENANT'S PROPERTY

     Tenant shall be responsible for and shall pay before delinquency all municipal, county, state, and federal taxes assessed during the term of this Lease against any leasehold interest or Tenant's property.

     The Landlord shall not be responsible or liable to the Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the premises hereby leased or any part of the building of which the leased premises are a part or for any loss or damage resulting to the Tenant or its property from bursting, stoppage, or leaking of water, gas, sewer, or steam pipes or for any damage or loss of property within the leased premises from any cause whatsoever (unless caused by the neglect or act of Landlord).

     Tenant shall give immediate notice to Landlord in case of fire or accidents in the leased premises or in the building of which the premises are a part or of defects therein or in any fixtures or equipment.

ARTICLE 20. HOLDING OVER

     Any holding over after the expiration of the term hereof with the consent of the Landlord shall be construed to be a tenancy from month to month and shall otherwise be on the same terms and conditions herein specified so far as applicable.


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ARTICLE 21. RULES AND REGULATIONS

     Tenant agrees to comply with and observe all rules and regulations established by Landlord from time to time, provided the same shall apply uniformly to all tenants of the Premises. Tenant's failure to keep and observe said rules and regulations shall constitute a breach of the terms of this Lease in the manner as if the same were contained herein as covenants. "Rules and Regulations" are attached as Exhibit B and are made a part hereof. Landlord reserves the right to change, alter, or amend said Rules and Regulations upon giving tenant thirty (30) days written notice; provided that any such change shall not: unreasonably interfere with Tenant's use of the leased premises; or result in additional cost or expense to Tenant.

ARTICLE 22. QUIET ENJOYMENT

     Upon payment by the Tenant of the rent herein provided and upon the observance and performance of all the covenants, terms, and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the leased premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through, or under the Landlord, subject, nevertheless, to the terms and conditions of this Lease and any mortgages to which this Lease is subordinate.

ARTICLE 23. SECURITY DEPOSIT

     The Landlord herewith acknowledges receipt of the sum set forth in 1(f), which it is to retain as security for the faithful performance of all covenants, conditions, and agreements of this Lease, but in no event shall the Landlord be obliged to apply the same upon rents or other charges in arrears or upon damages for the Tenant's failure to perform the said covenants, conditions, and agreements; the Landlord may so apply the security, at its option; and the Landlord's right to the possession of the leased premises for nonpayment of rent or for any other reason shall not in any event be affected by reason of the fact that the Landlord holds this security. The said sum, if not applied toward the payment of rent in arrears or toward the payment of damages suffered by the Landlord by reason of the Tenant's breach of the covenants, conditions, and agreements of this Lease, is to be returned to the Tenant without interest when this Lease is terminated, according to these terms, and in no event is the said security to be returned until the Tenant has vacated the premises and delivered possession to the Landlord.

     In the event that the Landlord repossesses itself of the leased premises because of the Tenant's default or because of the Tenant's failure to carry out the covenants, conditions, and agreements of this Lease, the Landlord may apply the said security upon all damages suffered to the date of said repossession and may retain the said security to apply upon such damages as may be suffered or shall accrue thereafter by reason of the Tenant's default or breach. The Landlord shall not be obliged to keep the said security as a separate fund or pay interest thereon but may mix the said security with its own funds.

ARTICLE 24. ENVIRONMENTAL

     Tenant represents, warrants and covenants that the leased premises shall not be used for the temporary or permanent generation, storage, treatment, manufacture, handling, processing, disposal, release, or discharge of any toxic, hazardous, industrial or chemical materials, substances, wastes or pollutants, including but not limited to any substance, material, waste, contaminant or pollutant which is (i) subject to regulation under any federal, state, county, municipal and other governmental laws, statutes, regulations, orders, permits, decrees and ordinances ("Law") from time to time in effect or (ii) known to be a hazard to health, safety, property or the environment (collectively, "Hazardous Materials"), and that the Premises will be operated and maintained, and the occupants of the Premises shall conduct their activities in the building in compliance with all Laws and in a manner calculated to prevent damage to human health, safety, welfare and the environment. In no event shall Tenant dispose of, or permit the disposal of,


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Hazardous Materials in, on or under the Premises or property adjacent to the
Premises, and all Hazardous Materials shall be removed from the Premises in the manner set forth below. In no event shall Tenant permit or cause a release of Hazardous Materials at or from the Premises which is reportable or cognizable under the federal Comprehensive Environmental Response Compensation and Liability Act (42 USCA 9601 et seq.) or any other Laws. Tenant shall not burn, or permit the burning of, any trash, garbage or Hazardous Materials at any time in or about the Premises. Notwithstanding anything in this Lease to the contrary, Tenant shall not store, or permit the storage of, waste (whether recyclable or otherwise) or Hazardous Materials, except as is customarily used or stored at similar premises, in non-leaking and secure above-ground containers, and in compliance with all applicable Laws, and as is stored in a manner calculated to prevent damage to human health, safety, welfare and the environment, and the materials in which are removed from the leased premises substantially prior to the time that such containers have been filled to capacity, Tenant shall not introduce or permit the introduction of any material except uncontaminated sanitary sewage and uncontaminated wash waters into the sewers, it being recognized that this provision shall not prevent ordinary and customary hand washing within the Premises. Tenant shall indemnify, defend and hold harmless Landlord, its employees, agents, partners, officers and directors, from and against all claims, liabilities, damages, costs and expenses, including reasonable attorney fees, fees of environmental consultants, and any clean-up costs, arising from any breach of the foregoing representations, warranties and covenants or as the result of the presence or release of any Hazardous Materials within, on or flowing from the leased premises.

ARTICLE 25. LANDLORD INDEMNITY

A. Representations and Warranties of Landlord. Landlord hereby represents and warrants to Tenant that Landlord is the owner of the Premises and that Landlord has title thereto and the full right to enter into this Lease with Tenant, and that the premises are properly zoned for the intended use by Tenant.

B. Environmental Conditions. Landlord hereby represents and warrants to Tenant that the Premises have not been used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process hazardous substances (as defined in a federal, state or local law or regulation), or other dangerous or toxic substances, or solid wastes, except in compliance with all applicable federal, state and local laws or regulations, and has not caused or permitted and has no knowledge of the release of any hazardous substances on the Leased Premises.

C. Indemnification by Landlord. Landlord, its successors and assigns, shall defend, indemnify and hold harmless Tenant and its directors, officers, shareholders, agents, successors and assigns from and against any and all costs, losses, claims, liabilities, fines, expenses, penalties, and damages (including reasonable legal fees and any remediation costs) in connection with or resulting from:

          (i) the existence or occurrence of any environmental condition on the Leased Premises or environmental claims with respect thereto arising from events occurring prior to the date Tenant occupies the Leased Premises, including without limitation the failure of any person to fully comply with any federal, state or local law or regulation having as its object the protection of public health, natural resources or the environment; or

          (ii) any injury or death of any person or damage to any property from any act or omission of Landlord or its agents or employees.

ARTICLE 26. MISCELLANEOUS PROVISIONS

     WAIVER OF JURY TRIAL. Tenant and Landlord hereby waive trial by jury in any action or proceeding arising out of or in any way relating to the performance or non-performance of this lease by either party other than claims by third parties for personal injury or property damage.

     WAIVER. One or more waivers of any covenant or condition by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant or condition, and the consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary Landlord's consent or approval to or of any subsequent similar act by Tenant. No breach of a covenant or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord.

     ENTIRE AGREEMENT. This Lease and the Exhibits, and Rider, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions, and understandings between Landlord and Tenant concerning the leased premises, and there are no covenants, promises, agreements, conditions, or understandings, either oral or written, between them other than are herein set forth. No alteration, amendment, change, or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each party.

     INTERPRETATION. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent nor any other provision contained herein, nor any acts of the parties herein shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant

     DELAYS. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The party entitled to such extension hereunder shall give written notice as soon as possible to the other party hereto of its claim of rights to such extension and the reason(s) therefor. The provisions of this section shall not operate to excuse Tenant from prompt payment of rent, percentage rent, or any other payments required by the terms of this Lease.

     NOTICES. Any notice, demand, request, or other instrument which may be or is required to be given under this Lease shall be sent by United States First Class mail, postage prepaid, and shall be addressed as set forth on page one (1) or at such other address as the Landlord or tenant may designate by written notice.

     NO OPTION. The submission of this Lease for examination does not constitute a reservation of or option for the leased premises and shall vest no right in either party. This Lease becomes effective as a lease only upon execution and delivery thereof by the parties hereto.

     BROKER'S COMMISSION. Except for the brokerage fee to be paid by Landlord pursuant to paragraph 13 of the Preliminary Agreement to Lease for Commercial Property dated April 14 and 15, 2005 executed by Tenant and Landlord, Tenant represents and warrants unto the Landlord that there are no claims for brokerage commissions or finder's fees in connection with this Lease, and Tenant agrees to indemnify Landlord and hold it harmless from all liabilities arising from any such claim arising from an alleged agreement or act by the indemnifying party (including, without limitation, the cost of counsel fees in connection therewith); such agreement to survive the termination of this Lease.

     RECORDING. Tenant shall not record this Lease without the written consent of Landlord; however, upon request of either party, the other party shall join in the execution of a memorandum or so-called "short form" of this Lease for the purposes of recordation. Said memorandum or short form Lease shall describe the parties, the leased premises, the term of this Lease, any special provisions, and shall incorporate this Lease by reference.

     LAWS OF THE STATE OF MICHIGAN. This Lease shall be governed by, and construed in accordance with, the laws of the State of Michigan. If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each provision of the Lease shall be valid and enforceable to the fullest extent permitted by the law.

     IN WITNESS WHEREOF, Landlord and Tenant have signed and sealed this Lease as of the day and year first above written.

In the Presence of:

TENANT                                  LANDLORD
Mercantile Bank                         Joe D Pentecost Trust
of West Michigan


By /s/ Joseph Calvaruso, SVP            /s/ Rita F. Stoskopf
   ----------------------------------   ----------------------------------------
   Joseph Calvaruso, SVP                Rita F. Stoskopf, Trustee


                                        /s/ Robert Phipps
                                        ----------------------------------------
                                        Robert Phipps, Trustee

                                   EXHIBIT A
                                  (Site Plan)

                                    EXHIBIT B

                              RULES AND REGULATIONS

Tenant covenants and agrees with Landlord that:

(A) Tenant shall not use handbills or balloons for advertising at the Office Building.

(B) No awnings or other projections shall be attached to the exterior walls of the leased premises or the building of which they form a part.

(C) All loading and unloading of goods shall be done only at such time, in the areas, and through the entrance designated for such purpose by Landlord.

(D) All garbage and refuse shall be kept in the kind of container, be placed in the areas, and prepared for collection in the manner and at the times and places specified by Landlord.

(E) No aerial shall be erected on the roof, on exterior walls of the leased premises or the Office Building, or on the grounds, without in each instance having obtained Landlord's prior written consent. Any such device or aerial so installed without such prior consent shall be subject to removal without notice at any time.

(F) No loudspeakers, television sets, phonographs, radios, or other devices shall be used in a manner so as to be heard or seen outside the leased premises.

(G) Tenant shall not permit any obstructions or merchandise in the service corridors, sidewalks, entrances, passages, courts, corridors, elevators, or stairways.

(H) Tenant and Tenant's employees shall park their cars only in those portions of the parking area designated for employee parking by Landlord. Tenant shall furnish Landlord the state automobile license numbers assigned to the car or cars of Tenant and its employees within five (5) days of any request to do so by Landlord. Tenant shall not store any vehicles on site. NO OVERNIGHT PARKING.

(I) Tenant shall use at Tenant's cost such pest extermination contractor as Landlord may direct and at such intervals as Landlord may reasonably require, provided the cost thereof is competitive to any similar service available to Tenant.

(J) Tenant shall not make or permit any noise or odor which Landlord deems objectionable to emanate from the leased premises, and no person shall use the leased premises as sleeping quarters, sleeping apartments, or lodging rooms.

(K) Tenant shall obtain all permits or licenses necessary to conduct its business.


TENANTS INITIAL'S /s/ JC                LANDLORD'S INITIAL'S /s/ RFS RP
                  -------------------                        -------------------

DATE 4-29-05                            DATE 4-29-05

                                    EXHIBIT C

                                     SIGNAGE

     With the prior written consent of Landlord, which consent shall not be unreasonably withheld, Tenant shall be entitled to display such sign or signs advertising Tenant's business at the Premises as shall be permitted by local ordinances.

                                    EXHIBIT D
                                  (Floor Plan)